As filed with the Securities and Exchange Commission on January 12, 2006
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTALEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-2003490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

145 Union Square Drive New Hope, PA (Address of Principal Executive Offices)	18938 (Zip Code)

PROTALEX, INC. 2003 STOCK OPTION PLAN AMENDED AND RESTATED AS OF JULY 29, 2005
(Full title of the plan)

Mr. Steven H. Kane
President and Chief Executive Officer
145 Union Square Drive
New Hope, PA 18938
(215) 862-9720
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Donald C. Reinke, Esq.
Reed Smith LLP
Two Embarcadero Center
San Francisco, CA 94111
(415) 543-8700
(415) 391-8269 (fax)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.00001	4,500,000(4)	$3.00(2)(3)	$13,500,000(2)(3)	$963(4)
Total	4,500,000(4)			$963(4)

(1)
This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the Protalex, Inc. 2003 Stock Option Plan Amended and Restated as of July 29, 2005, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
(3)
The offering price per share and aggregate offering price are derived from the average of the high and low sale prices of Registrant’s Common Stock on January 9, 2006, as reported on the Over-the-Counter Bulletin Board.

(4)
1,500,000 shares of Common Stock, which are issuable under the Protalex, Inc. 2003 Stock Option Plan, were previously registered pursuant to the Form S-8 filed by Protalex, Inc. on June 17, 2005 as Registration No. 333-125919. The additional 3,000,000 shares of Common Stock, which are now issuable under the Protalex, Inc. 2003 Stock Option Plan Amended and Restated as of July 29, 2005, are being registered pursuant to this Form S-8.

EXPLANATORY NOTES

On October 25, 2005, Protalex, Inc. (the “Registrant” or “Company”) held its 2005 annual meeting of stockholders, whereby the stockholders of the Company approved an amendment to the Protalex, Inc. 2003 Stock Option Plan, as discussed in the Proxy Statement filed by the Company on September 23, 2005. This Registration Statement on Form S-8, which incorporates by reference the Form S-8 filed by the Company on June 17, 2005, Registration Number 333-125919, is filed by the Company in reference to the following additional securities:

•
3,000,000 additional shares of the Company’s common stock, par value $0.00001 (“Common Stock”), issuable to employees, officers, directors and consultants of the Company under the Protalex, Inc. 2003 Stock Option Plan Amended and Restated as of July 29, 2005.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Protalex, Inc. 2003 Stock Option Plan Amended and Restated as of July 29, 2005 (incorporated by reference to Appendix B to Registrant’s Proxy Statement filed with the SEC on September 23, 2005).
5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Reed Smith LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (contained on the Signature Page of this Registration Statement).
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, Commonwealth of Pennsylvania on January 11, 2006.

PROTALEX, INC., a Delaware corporation

By:	/s/ Steven H. Kane
Steven H. Kane, President and Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven H. Kane and Marc L. Rose, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Steven H. Kane	President, Chief Executive Officer, Director and Principal Executive Officer	January 11, 2006
Steven H. Kane
/s/ Marc L. Rose	Chief Financial Officer (Principal Accounting Officer), Vice President of Finance, Treasurer and Secretary	January 11, 2006
Marc L. Rose
/s/ Frank M. Dougherty	Director	January 11, 2006
Frank M. Dougherty
/s/ G. Kirk Raab	Chairman of the Board	January 11, 2006
G. Kirk Raab
/s/ Thomas P. Stagnaro	Director	January 11, 2006
Thomas P. Stagnaro
/s/ Dinesh Patel	Director	January 11, 2006
Dinesh Patel
/s/ Eugene Bauer	Director	January 11, 2006
Eugene Bauer
/s/ Carleton A. Holstrom	Director	January 11, 2006
Carleton A. Holstrom
/s/ Peter G. Tombros	Director	January 11, 2006
Peter G. Tombros

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